SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

August 27, 2010

Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive

Montvale, New Jersey 07645

(Address of principal executive offices)

(201) 573-9700

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c).   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2010, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) issued a press release announcing the appointment of Tom O’Boyle to the role of Executive Vice President, Merchandising & Marketing.

Mr. O’Boyle, 41, joins the Company from Sears Holdings (“Sears”), where he served as President and Senior Vice President, Food and Drug, since 2007.  Prior to that, Mr. O’Boyle served as Vice President, Merchandising from 2006 to 2007.  Before joining Sears, Mr. O’Boyle was Senior Vice President, Merchandising and Marketing for Albertson’s from 2005 to 2006.  Before that he held merchandising and marketing management positions in Jewel Food Stores and American Stores.

Mr. O’Boyle will serve as Executive Vice President, Merchandising and Marketing having responsibility for Merchandising, Marketing and Supply & Logistics.  He will report to the President and Chief Executive Officer, Sam Martin.

The Company will pay Mr. O’Boyle a base salary of $625,000 per annum and a sign on bonus of $250,000 payable in two installments - $100,000 payable within two weeks of hire and $150,000 payable following six months of employment.  Mr. O’Boyle will eligible for participation in the fiscal year 2010 Management Incentive Plan with a bonus target of 75% of annual base salary, prorated from the employment date.  Mr. O’Boyle will receive an inducement grant under the Company’s 2008 Long-Term Incentive and Share Award Plan consisting of (1) stock options with respect to 100,000 shares of the Company’s common stock (with an exercise price not to exceed the closing price of the Company’s stock on the date of grant), becoming exercisable at the rate of 1/3 on each of the three successive anniversaries of the grant date, (ii) performance-based restricted stock units with respect to 15,000 shares of the Company’s common stock, vesting 1/3 on the first anniversary of the grant date and 2/3 on the third anniversary of grant date and (iii) time-vested restricted share units with respect to 5,000 shares of the Company’s common stock , vesting ¼ on the first anniversary of the grant date and ¾ on the third anniversary of the grant date.  Mr. O’Boyle is eligible for an annual Long Term Incentive Grant (LTIP) award in an amount equal to 125% of base salary to be granted at the discretion of the Board of Directors, commencing with the Company’s 2010 LTIP.

If Mr. O’Boyle is terminated by the Company for reasons other than cause, he will be eligible to receive 12 months of severance.  If Mr. O’Boyle is terminated other than for cause as a result of change of control, he will receive 12 months of severance.

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01.	Exhibits.

(d)  Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated August 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 27, 2010

THE GREAT ATLANTIC & PACIFIC TEA

COMPANY, INC.

By:         /s/ Christopher W. McGarry
Name: Christopher W. McGarry
Title:   Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.                      Description

99.1                      Press Release dated August 27, 2010